As filed with the Securities and Exchange Commission on October 26, 1998. Registration No. 333-____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                            SBC COMMUNICATIONS INC.

A DELAWARE CORPORATION                           IRS TAXPAYER NO. 43-1301883

                175 E. Houston, San Antonio, Texas  78205-2233
                      Attn:  Judith Sahm, (210) 821-4105
                             ____________________

                               SBC SAVINGS PLAN

                        SBC SAVINGS AND SECURITY PLAN

              PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                   SAVINGS PLAN FOR NONSALARIED EMPLOYEES

               PACIFIC TELESIS GROUP 1994 STOCK INCENTIVE PLAN

                    PACIFIC TELESIS GROUP STOCK OPTION AND
                        STOCK APPRECIATION RIGHTS PLAN

                 PACIFIC TELESIS GROUP NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

                   SNET MANAGEMENT RETIREMENT SAVINGS PLAN

                 SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN

                         SNET 1986 STOCK OPTION PLAN

                        SNET 1995 STOCK INCENTIVE PLAN
                             ____________________

Name, address and telephone               Please send copies of all
number of agent for service:              communications to:

Judith Sahm                               Wayne Wirtz, Esq.
SBC Communications Inc.                   SBC Communications Inc.
175 E. Houston, 11th Floor                175 E. Houston, 12th Floor
San Antonio, Texas 78205-2233             San Antonio, Texas 78205-2233
(210) 821-4105                            (210) 821-4105





CALCULATION OF REGISTRATION FEE

TITLE OF          AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
SECURITIES TO     TO BE       OFFERING PRICE        AGGREGATE       REGISTRATION
BE REGISTERED   REGISTERED     PER SHARE (1)    OFFERING PRICE (1)       FEE

Common Stock,    38,000,000      $ 42.25        $ 1,605,500,000      $ 446,329
par value $1.00
per share (2)

(1) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 38,000,000 shares by the average of the high and low price of the stock on the 19th of October 1998.
(2) Includes rights attached pursuant to the registrant's Rights Agreement.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Prospectuses used in connection herewith also relate to Registration Statement No. 333-24295 pursuant to Rule 429.

                PART I.  INFORMATION REQUIRED IN THE PROSPECTUS

      Pursuant to the Note to Part I of Form S-8, the documents containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

           PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents have been filed by SBC Communications Inc. ("SBC") with the Securities and Exchange Commission (the "SEC") (File No. 1-8610) and are incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1997; Amendment No. 1 to the 1997 SBC 10-K on Form 10-K/A, filed June 23, 1998; Amendment No. 2 to the 1997 SBC 10-K on Form 10-K/A, filed June 26, 1998; Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998; the description of SBC's shares of common stock, contained in its Registration Statement on Form 10, dated November 15, 1983; the description of SBC's Preferred Stock Purchase Rights contained in SBC's Form 8-A, dated February 9, 1989, together with amendments thereto; and SBC's Current Reports on Form 8-K, dated January 5, 1998, February 5, 1998, May 11, 1998, and October 15, 1998.

     The following  additional  documents are hereby incorporated by reference:
Annual Report on Form 11-K for the SNET Management Retirement Savings Plan for the year ended December 31, 1997 and the Annual Report on Form 11-K for the SNET Bargaining Unit Retirement Savings Plan for the year ended December 31, 1997.

      All documents filed by SBC or any of the plans described on the cover page of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

      Not applicable; SBC's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

      None.

Item 6.  Indemnification of Directors and Officers

      The laws of the State of Delaware provide for indemnification of any person (the "Indemnitee"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil, criminal, administrative or investigative proceeding (other than an action by or in the right of SBC) to which such person has been made, or threatened to have been made, a party by reason of the fact that he or she is or was serving as a director, officer, employee or agent of SBC or by reason of the fact that he or she is or was serving at the request of SBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the statutes, indemnity may be provided for if the Indemnitee acted in good faith (and with respect to a criminal action or proceeding, had no reason to believe his or her conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of SBC. With respect to any threatened, pending or completed action or suit by or in the right of SBC, the statute provides that SBC may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SBC, except that no indemnification may be made if the Indemnitee shall have been adjudged to be liable to SBC unless specific court approval is obtained. The statute further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The bylaws of SBC provide that SBC shall indemnify, and advance expenses to, any director, officer, employee or agent of SBC or any person serving as a director or officer of any other entity at the request of SBC to the fullest extent permitted by law.

      Under the statute, SBC may, and does, maintain insurance policies covering SBC, any director or officer of SBC and any person serving at the request of SBC as a director or officer of any other entity. These insurance policies generally cover liabilities arising out of such service, including liabilities for which any such person may not be indemnified by SBC.

      In recognition of the directors' and officers' need for substantial protection against personal liability in order to assure their continued service to SBC in an effective manner, their reliance on the bylaws and to provide them with specific contractual assurances that the protection promised by such bylaws will be available to them, SBC has entered into indemnity agreements with each of its directors and officers.

      Each agreement specifies that SBC will indemnify the director or officer to the fullest extent permitted by law, as soon as practicable after written demand is presented, against any and all expenses and losses arising out of any action, suit or proceeding, inquiry or investigation related to the fact that the director or officer is or was a director, officer or employee, agent or fiduciary of SBC or was serving another corporation, partnership or joint venture in such a capacity at the request of SBC. Each agreement also provides that SBC will promptly advance any expenses if requested to do so. Each director and officer undertakes in the agreement to repay such advancements if it is ultimately determined that he or she was not entitled to indemnification. The right of any director or officer to indemnification in any case will be determined by either the Board of Directors (provided that a majority of directors are not parties to the claim), by a person or body selected by the Board of Directors or, if there has been a change in control, defined in the agreement generally to mean an acquisition by any person of 20 percent or more of SBC's stock or a change in the identity of a majority of the Board of Directors over a two-year period, by a special, independent counsel.

      In each agreement, SBC commits to maintaining its insurance coverage of directors and officers both in scope and amount at least as favorable as the policies maintained as of the effective date of the agreement. In the event that such insurance is not reasonably available or if it is determined in good faith that the cost of the insurance is not reasonably justified by the coverage thereunder or that the coverage thereunder is inadequate, SBC may discontinue any one or more of such policies or coverages. In such event, SBC agrees to hold harmless and indemnify directors and officers to the full extent of the coverage which would otherwise have been provided if the insurance in effect on the effective date of the agreements had been maintained. Each agreement will remain effective so long as the director or officer is subject to liability for an indemnifiable event (the
"indemnification period"). Each agreement also provides that if during the indemnification period the then existing directors and officers have more favorable indemnification rights than those provided for in the agreement, each director or officer shall be entitled to such more favorable rights. The foregoing summary is subject to the detailed provisions of the Delaware General Corporation Law, SBC's bylaws, and the agreements between SBC and each of its directors and officers.

Item 7.  Exemption from Registration Claimed

      Not applicable.

Item 8.  Exhibits

   Exhibit
   Number    Description of Exhibits

     5       Validity opinion of James D. Ellis, Esq.

     23-a    Consent of Ernst & Young LLP, Independent Auditors

     23-b    Consent of PricewaterhouseCoopers L.L.P. (San Francisco, CA)

     23-c    Consent of Arthur Andersen L.L.P. (Stamford, CT)

     23-d    Consent of James D. Ellis,  Esq.  (contained  in opinion filed as
             Exhibit 5)

     24-a    Power of Attorney of Officer/Directors

     24-b    Powers of Attorney of Directors


Item 9.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 or otherwise (excluding the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

           (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

           (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


THE REGISTRANT:

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 26th day of October 1998.

                                    SBC COMMUNICATIONS INC.


                                      By:  /s/ Donald E. Kiernan
                                          Donald E. Kiernan
                                          Senior Vice President, Treasurer
                                          and Chief Financial Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:                Edward E. Whitacre, Jr.,*
                                            Chairman and Chief Executive Officer

Principal Financial and Accounting Officer: Donald E. Kiernan
                                            Senior Vice President, Treasurer
                                            and Chief Financial Officer


DIRECTORS:
Clarence C. Barksdale*                By:  /s/ Donald E. Kiernan
James E. Barnes*                          Donald E. Kiernan, as attorney-in-fact
August A. Busch III*                      for  Mr.  Whitacre,  the  Directors,
Royce S. Caldwell*                        and on his own behalf as Principal
Ruben R. Cardenas*                        Financial Officer and Principal
William P. Clark*                         Accounting Officer
Martin K. Eby, Jr.*
Herman E. Gallegos*                       October 26, 1998
Jess T. Hay*
Bobby R. Inman*
Charles F. Knight*
Mary S. Metz*
Haskell M. Monroe, Jr.*
Toni Rembe*
S. Donley Ritchey*
Richard M. Rosenberg*
Carlos Slim Helu*
Patricia P. Upton*
Edward E. Whitacre, Jr.*

* By power of attorney

                                  SIGNATURES

THE PLAN:

      Pursuant to the requirements of the Securities Act, the administrator for the Plans set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 26th day of October 1998.

                              SBC Savings Plan
                              SBC Savings and Security Plan
                              Pacific Telesis Group Supplemental Retirement
                                    and Savings Plan for Nonsalaried Employees



                              By  SBC Communications Inc.,
                                  Administrator for the Foregoing Plans


                              By:   /s/ Cassandra C. Carr
                                  Cassandra C. Carr
                                  Senior Vice President - Human Resources

THE PLAN:

      Pursuant to the requirements of the Securities Act, the administrator for the Plans set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on the 26th day of October 1998.


                              SNET Management Retirement Savings Plan
                              SNET Bargaining Unit Retirement Savings Plan


                              By    Southern New England
                                    Telecommunications Corporation,
                                    Administrator for the Foregoing Plans


                              By:   /s/ Karin D. Mayhew
                                  Karin D. Mayhew
                                  Senior Vice President - Organization
                                  Development

                                EXHIBIT INDEX


    Exhibit
    Number   Description of Exhibits

      5      Validity opinion of James D. Ellis, Esq.

      23-a   Consent of Ernst & Young LLP, Independent Auditors

      23-b   Consent of PricewaterhouseCoopers L.L.P. (San Francisco, CA)

      23-c   Consent of Arthur Andersen L.L.P. (Stamford, CT)

      23-d   Consent of James D. Ellis, Esq. (contained in opinion filed as
             Exhibit 5)

      24-a   Power of Attorney of Officer/Director

      24-b   Powers of Attorney of Directors